Cusip No. 00950H102                   13G/A                    Page 5 of 6 Pages
EXHIBIT 1

AGREEMENT

Pursuant to Rule 13d-1(f)(1) under the Securities and Exchange Act of 1934, the undersigned hereby agree that only one statement contaiNing the information required by Schedule 13G need be filed with respect to the ownerhsipby each of the undersigned of shares of Airspan Networks, Inc.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

        Executed this 14 day of February, 2002.

Dated:  February 14, 2002

        Charles River Partnership VIII Limited Partnership
        By:     Charles River VIII GP Limited Partnership

                By:     /s/ Richard M. Burnes, Jr.
                        --------------------------
                        Richard M. Burnes, Jr.
                        Authorized General Partner

        Charles River VIII GP Limited Partnership

                By:     /s/ Richard M. Burnes, Jr.
                        --------------------------
                        Richard M. Burnes, Jr.
                        Authorized General Partner